UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: October 19, 2010

Date of earliest event reported: October 13, 2010

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Sam Duncan

On October 13, 2010, Mr. Duncan resigned as Chief Executive Officer, President, Chairman of the Board, and Director of OfficeMax Incorporated (the “Company”) effective as of 11:59 p.m. on November 7, 2010. As specified in the Transition and Retirement Agreement dated as of February 11, 2010 between Mr. Duncan and the Company, previously filed with the Securities and Exchange Commission, during the period from November 8, 2010 until his retirement on February 28, 2011, Mr. Duncan will remain an employee of the Company in the capacity of special advisor to the chief executive officer.

Election of Mr. Ravichandra (“Ravi”) Saligram

On October 13, 2010, Mr. Saligram was elected Chief Executive Officer, President and Director of the Company effective November 8, 2010.

Prior to his election as Chief Executive Officer and President of the Company, Mr. Saligram has been Executive Vice President, ARAMARK Corporation (“ARAMARK”), a global professional services company, from November 2006 to present, and has been President, ARAMARK International from June 2003 to present. In addition to these responsibilities, Mr. Saligram has been ARAMARK’S Chief Globalization Officer since June 2009. Mr. Saligram held the position of Senior Vice President, ARAMARK from November 2004 until November 2006. From 1994 until 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America; Chief Marketing Officer & Managing Director, Global Strategy; President, International and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas. Mr. Saligram is a Trustee and Member of the Executive Committee of the Eisenhower Fellowships and a Director of Church & Dwight Co., Inc., a consumer and specialty products company. Mr. Saligram is 54.

Mr. Saligram’s prior leadership experience in commerce between businesses, including his knowledge and expertise in managing professional services operations and his experience growing businesses and brands in various industries and across the globe, reflected in his summary, as well as his experience as a board member for another public company, led the Company’s Board of Directors (the “Board”) to conclude that he should be nominated as a director. Mr. Saligram will not be a member of any committee of the Board.

In 2009 and to date in 2010, ARAMARK purchased office supplies from the Company in the ordinary course of business and the Company purchased food and work apparel services from ARAMARK in the ordinary course of business. None of these transactions accounted individually for more than the greater of $1 million or 1% of the Company’s revenues and none of these transactions were material to the Company’s business.

Further information about Mr. Saligram and his election is included in the Company’s news release issued on October 13, 2010, which is attached as Exhibit 99.1 to this Report.

Description of Agreements With Mr. Saligram

1. Employment Agreement between OfficeMax Incorporated and Mr. Saligram.

On October 13, 2010, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Saligram to serve as the Company’s Chief Executive Officer and President effective November 8, 2010 (the “Effective Date”).

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.

Term. The Employment Agreement provides that Mr. Saligram’s employment will commence on the Effective Date and end on November 7, 2013 (the “Term”). On November 8, 2013, and on each anniversary thereof, the Term will automatically extend for an additional one-year period, unless either party gives the other party at least 90 days prior written notice of non-renewal. During the Term, Mr. Saligram will be based at the Company’s headquarters in Naperville, Illinois and will relocate his principal residence to the greater Chicago, Illinois area as described in the Employment Agreement.

Director. As of the Effective Date, or as soon thereafter as practicable, the Company was required to cause Mr. Saligram to be elected to the Board. Thereafter, while he is employed during the Term, the Company will cause Mr. Saligram to be included in the slate of persons nominated for election as directors following the end of each term of his service as a director. In the event that his employment with the Company is terminated, Mr. Saligram will promptly resign from the Board.

Outside Board Positions. Mr. Saligram maintained the outside board positions included in his biography set forth above. During the Term, he is limited to one publicly-traded for-profit outside board position. The Board must approve all participation on outside boards or committees.

Base Salary. During the Term, Mr. Saligram will receive an annual base salary of $900,000, payable in accordance with the Company’s regular payroll practices for senior executives, subject to periodic review by the Compensation Committee of the Board for possible increase.

Bonuses. Mr. Saligram will be eligible for the following bonuses:

•

Sign-On Bonus and Clawback. Within 14 days following the Effective Date, the Company will pay Mr. Saligram a cash sign-on bonus of $250,000 (the “Sign-On Bonus”). If Mr. Saligram terminates employment with the Company without Good Reason as defined in the Employment Agreement within 12 months of the Effective Date, the Sign-On Bonus must be repaid.

•

Annual Incentive Award. During the Term, Mr. Saligram will participate in the Company’s annual cash incentive compensation plans. Awards under these plans are granted pursuant to the OfficeMax Incentive and Performance Plan (the “OMIPP”). Under these plans, Mr. Saligram will be eligible to receive specified percentages of his base salary if targets and performance measures set by the Compensation Committee of the Board are achieved. Mr. Saligram’s annual target cash incentive opportunity will equal at least 100% of his annual base salary in effect at the beginning of the applicable fiscal year, with a maximum potential award not less than 200% of target cash incentive level. For 2010, Mr. Saligram will receive a pro-rated annual incentive award on substantially the same terms as those granted to the Company’s other executive officers on February 11, 2010. This award is described below under “2010 Annual Incentive Award Agreement.”

Option Grants.

•

Initial Option Grant. On the Effective Date, Mr. Saligram will be granted a seven-year nonqualified option (the “Initial Option”) to purchase 375,000 shares of the Company’s common stock. Certain characteristics of the Initial Option are described below under “Nonqualified Stock Option Award Agreement Between the Company and Mr. Saligram Relating to the Initial Option.”

•

Other Option Grant. On the Effective Date, Mr. Saligram will be granted an additional seven-year nonqualified option (the “Other Option”) to purchase 600,000 shares of the Company’s common stock. Certain characteristics of the Other Option are described below under “Nonqualified Stock Option Award Agreement Between the Company and Mr. Saligram Relating to the Other Option.”

Restricted Stock Unit Grant. On the Effective Date, Mr. Saligram will be granted an aggregate of 125,000 restricted stock units (“RSUs”). Certain characteristics of the RSUs are described below under “2010 Restricted Stock Unit Award Agreement – Time Based Between the Company and Mr. Saligram.”

Other Long-Term Incentive Compensation. Commencing with the Company’s 2011 fiscal year and annually thereafter while Mr. Saligram is employed during the Term, the Company will grant to Mr. Saligram long-term incentive compensation awards (which may consist of equity awards, long-term cash awards or other forms of long-term incentive compensation with such terms and conditions as are determined by the Compensation Committee of the Board) consistent with the form and mix provided to the other senior officers of the Company.

Employee Benefits. During the Term, Mr. Saligram will be entitled to participate in the Company’s retirement plans, its fringe benefit and perquisite programs and welfare benefits plans and programs on the same terms as other senior officers of the Company.

Other Benefits. Mr. Saligram will receive certain other specific benefits under his Agreement, including:

•

Relocation. Mr. Saligram will be provided with relocation benefits consistent with the Company’s relocation policy, except as indicated, for expenses incurred in connection with his relocation to the greater Chicago, Illinois area, including receipt of two-months temporary housing and storage with gross-up for applicable taxes consistent with the Company’s standard relocation policy and, if necessary, an additional seven-months of temporary housing and storage without gross-up. Mr. Saligram’s relocation benefit differs from the standard policy in that he will not be required to repay the relocation expenses to the Company if he terminates employment for Good Reason, as defined in the Employment Agreement.

•

Change in Control Agreement. On the Effective Date, Mr. Saligram and the Company will enter into a change in control agreement (the “Change in Control Agreement”). A description of the form of Change in Control Agreement can be found under “Change in Control Agreement” below. If Mr. Saligram’s employment is terminated under circumstances entitling him to severance benefits under the Employment Agreement and the Change in Control Agreement, the severance payments due under the Employment Agreement will be offset by similar payments and benefits provided under the Change in Control Agreement.

•	Director and Officer Liability Insurance. The Company will maintain director and officer liability insurance that covers Mr. Saligram for the Term and for a period of seven years thereafter.

Termination of Employment. The Company and Mr. Saligram will have the right to terminate his employment as set forth below:

•

Death or Disability. Mr. Saligram’s employment will terminate automatically upon Mr. Saligram’s death. The Company will be entitled to terminate Mr. Saligram’s employment because of Mr. Saligram’s disability, as defined in the Employment Agreement.

•

Termination by the Company. The Company may terminate Mr. Saligram’s employment for “Cause” (which requires a certain vote of the Board, as described in the Employment Agreement) or without “Cause.” Cause means Mr. Saligram’s (a) willful and continued failure to substantially perform his duties (subject to certain exceptions described in the Employment Agreement), or (b) Mr. Saligram’s willful engagement in conduct which is materially injurious to the Company, monetarily or otherwise, when such conduct is done not in good faith and is done without reasonable belief that it is in the best interest of the Company.

•

Good Reason. Mr. Saligram may terminate his employment with the Company for “Good Reason” or without “Good Reason.” “Good Reason” means, without Mr. Saligram’s written consent, (a) the assignment to him of any duties materially inconsistent with his responsibilities as an executive officer, or a significant adverse alteration in his responsibilities, provided that election of another executive as President will not constitute Good Reason; (b) a material reduction in Mr. Saligram’s annual base salary (subject to certain exceptions); (c) a material reduction in Mr. Saligram’s target annual incentive award; (d) a requirement that Mr. Saligram be located anywhere that is more than 50 miles from Naperville, IL; (e) a material reduction by the Company in the aggregate benefits and compensation available to Mr. Saligram; (f) a material reduction in long-term equity incentives available to Mr. Saligram (subject to certain exceptions); (g) failure of the Company to obtain a satisfactory agreement from any successor to assume the Employment Agreement; or (h) any material breach of the Employment Agreement by the Company. The Company will have an opportunity to cure an event or circumstance that may constitute Good Reason.

Obligations of the Company Upon Termination.

•

Other Than for Cause, Death or Disability, or for Good Reason. If the Company terminates Mr. Saligram’s employment for any reason other than Cause, death or Disability, or Mr. Saligram terminates his employment for Good Reason, subject to the terms of the Employment Agreement, the Company will pay to Mr. Saligram (a) a lump sum in cash equal to two times Mr. Saligram’s annual base salary immediately prior to the date of termination (without taking into account any reduction that triggered the Good Reason), (b) a lump sum in cash equal to any portion of Mr. Saligram’s annual base salary, accrued (unused) vacation time, and previously earned but unpaid bonus through the date of termination that has not yet been paid, and (c) a pro rata portion of Mr. Saligram’s annual incentive award for the fiscal year in which the termination occurs, based on actual Company performance. Subject to exception in the event that a delay in payment is required under Section 409A of the Internal Revenue Code (“Section 409A”), in addition, the Company will pay or provide to Mr. Saligram all compensation and benefits payable to Mr. Saligram under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the date of termination and Mr. Saligram, his spouse and dependents will for up to 24 months be eligible to participate in Company medical, vision and life insurance at the employee rates. The Company will also reimburse Mr. Saligram 150% of the monthly COBRA premium for such medical and vision insurance coverage (unless a delay in payment is required under Section 409A, in which case the payment will be 100%). In the event that there is a delay in payment under Section 409A, Mr. Saligram will pay the required insurance premiums for such life insurance during the six-month period following termination and the Company will pay Mr. Saligram 150% of such premiums.

•

Upon Death and Disability. If Mr. Saligram’s employment is terminated by reason of his death or Disability during the Term, the Company will pay to Mr. Saligram, his designated beneficiary, or his estate, a lump sum in cash equal to any portion of Mr. Saligram’s annual base salary earned but unpaid through the date of termination, accrued but unused vacation time through the date of termination, and previously earned but unpaid bonus through the date of termination. In addition, the Company will pay or provide to Mr. Saligram all compensation and benefits payable to him under the terms of the Company’s compensation and benefits plans, programs or arrangements as in effect immediately prior to the date of termination.

•

By the Company For Cause; By Mr. Saligram Other Than for Good Reason. If Mr. Saligram’s employment is terminated by the Company for Cause or Mr. Saligram voluntarily terminates employment other than for Good Reason during the Term, Mr. Saligram will be entitled to a lump sum in cash equal to any portion of Mr. Saligram’s annual base salary earned but unpaid through the date of termination, accrued but unused vacation time through the date of termination, and previously earned but unpaid bonus for completed fiscal years. In addition, the Company will pay or provide to Mr. Saligram all compensation and benefits payable to Mr. Saligram under the terms of the Company’s compensation and benefits plans, programs or arrangements as in effect immediately prior to the date of termination.

Section 409A. To the extent any payment under the Employment Agreement is not exempt from Section 409A, the Employment Agreement is intended to comply with the provisions of Section 409A and contains provisions intended to establish the timing, form and treatment of payments to Mr. Saligram accordingly.

Disparagement. The Employment Agreement contains customary non-disparagement provisions.

2. 2010 Annual Incentive Award Agreement

On November 8, 2010, Mr. Saligram will be granted an annual incentive award pursuant to the OMIPP with an annual incentive target of 100% of Mr. Saligram’s 2010 base salary, pro-rated based on the number of days he works during the 2010 fiscal year.

As a condition of payment of the award, both the Company’s 2010 net income from continuing operations available to common shareholders (excluding special items (“Special Items”) included in Company earnings releases in 2010 (“Net Income”)), must be positive and the Company must achieve a minimum earnings from continuing operations before interest and taxes (“EBIT”) threshold for 2010.

If the two threshold requirements described above are met, the amount of award actually earned depends on achievement of three performance metrics during 2010. The three metrics, which are weighted equally are (a) the Company’s 2010 EBIT; (b) the ratio of the Company’s operating profit to gross sales or revenues less returns, allowances, rebates, and coupons (“Net Sales”) for 2010 (“Return on Sales”); and (c) the percentage change in overall Net Sales for the Company for 2010, adjusted for store closures, store openings, business acquisitions, business divestitures, changes in fiscal periods, and excluding the impact of foreign exchange rates (“Same Location Sales Growth”).

If the Company’s 2010 financial performance equals or exceeds the minimum target for any of the metrics, Mr. Saligram will receive a payout based upon the level of performance against the metrics. The minimum payout, if any is made, would be 13% of target award and the maximum payout would be 225% of target award. In order to receive payment of an award, Mr. Saligram must be employed by the Company at the time of payment (subject to exceptions in certain circumstances where a pro-rata payment is made, including termination as a direct result of sale or closure of a Company facility, or Company reduction in force, death, Disability, termination by the Company without Cause or by Mr. Saligram for Good Reason or retirement). “Disability,” “Cause,” and “Good Reason” have the meanings defined in the Employment Agreement. In the event of a change in control, as defined in the award agreement, the vesting of the award may accelerate under certain circumstances described in the agreement.

The form of 2010 Annual Incentive Award Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2010 Annual Incentive Award Agreement.

3. Nonqualified Stock Option Award Agreement Between the Company and Mr. Saligram Relating to the Initial Option.

On November 8, 2010, the Company will enter into a 2010 Nonqualified Stock Option Award Agreement with Mr. Saligram (the “Initial Option Agreement”) in order to grant the Initial Option to purchase 375,000 shares of Company common stock at an exercise price equal to the closing price of the common stock on the New York Stock Exchange on November 8, 2010. The Initial Option will vest and become fully exercisable with respect to 33.33% of the option shares on each of the first three anniversaries of the grant date. The award is subject to all the terms and conditions of the OMIPP.

If Mr. Saligram’s employment with the Company is terminated prior to the third anniversary of the grant date because of death, Disability, by OfficeMax without Cause or by Mr. Saligram for Good Reason, the Initial Option will become fully vested and exercisable immediately upon termination. “Disability,” “Cause,” and “Good Reason” have the meanings defined in the Employment Agreement. If his employment is terminated for any other reason before the third anniversary of the grant date, any unvested options will be forfeited. The Initial Option, to the extent vested, must be exercised on or before the earliest of (a) the seventh anniversary of the grant date, (b) one year after Mr. Saligram terminates employment as a result of death or disability, as long as the non-solicitation and non-competition clauses of the Initial Option Agreement have not been breached, and (c) three months after termination of employment for any other reason. The Initial Option will be cancelled immediately if Mr. Saligram is terminated for Cause. The exercise price may be paid through cashless exercise, transfer of existing stock, or cash.

In the event of a change in control, as defined in the Initial Option Agreement, the vesting of the Initial Options may accelerate under certain circumstances described in the agreement. The Initial Option Agreement includes a non-solicitation and non-compete clause that states that, beginning on the grant date and ending one year after terminating employment with the Company, Mr. Saligram will not (a) commence employment or consult in North America (in the same or similar capacity as he was employed by the Company immediately prior to termination) with a Competitor, as defined in the Initial Option Agreement, (b) solicit any Company customer, as defined in the Initial Option Agreement, to make sales described in the Initial Option Agreement, (c) employ or solicit for employment any person who is, or was within twelve months prior to the officer’s termination date, an employee of the Company or (d) induce any supplier or business relation of the Company to cease doing business with the Company or otherwise interfere in the Company’s relationship with the supplier.

The form of 2010 Nonqualified Stock Option Award Agreement is filed as Exhibit 10.3 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Initial Option Agreement.

4. Nonqualified Stock Option Award Agreement Between the Company and Mr. Saligram Relating to the Other Option.

On November 8, 2010, the Company will enter into a 2010 Nonqualified Stock Option Award Agreement with Mr. Saligram (the “Other Option Agreement”) in order to grant the Other Option to purchase 600,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the New York Stock Exchange on November 8, 2010. The Other Option will vest and become fully exercisable with respect to 33.33% of the option shares on each of the first three anniversaries of the grant date.

All other terms of the Other Option Agreement are identical to those of the Initial Option Agreement, except that vesting of the Other Option Agreement does not accelerate upon termination of Mr. Saligram’s employment by the Company without Cause.

The form of 2010 Nonqualified Stock Option Award Agreement is filed as Exhibit 10.4 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Other Option Agreement.

5. 2010 Restricted Stock Unit Award Agreement – Time Based Between the Company and Mr. Saligram.

On November 8, 2010, the Company will enter into a Restricted Stock Unit Award Agreement – Time Based with Mr. Saligram to grant him 125,000 RSUs. The award is subject to all the terms and conditions of the OMIPP. The award will vest on a pro rata basis over a three-year restriction period beginning on November 8, 2010 (the “Award Date”). One third of each award will vest on each of the first three anniversaries of the Award Date. If paid, RSUS are paid in whole shares of Company common stock, with any fractional amount paid in cash.

The award agreement provides that if Mr. Saligram’s employment with the Company terminates at any time after the Award Date and before November 8, 2013, all RSUs will both vest and be payable if Mr. Saligram terminates employment as a result of death or Disability or for Good Reason or Mr. Saligram is involuntarily terminated by the Company without Cause. “Disability,” “Cause,” and “Good Reason” have the meanings defined in the Employment Agreement. RSUs may not be sold or transferred prior to vesting. In addition, recipients of the RSUs do not receive dividends and do not have voting rights until the RSUs vest. In the event of a change in control, as defined in the award agreement, the vesting of the RSUs may accelerate under certain circumstances described in the award agreement.

The award agreement includes a non-solicitation and non-compete clause that states that, beginning on the Award Date and ending one year after terminating employment with the Company, Mr. Saligram will not (a) commence employment or consult in North America (in the same or similar capacity as he was employed by the Company immediately prior to termination) with a Competitor, as defined in the award agreement, (b) solicit any Company customer, as defined in the award agreement to make sales described in the agreement, (c) employ or solicit for employment any person who is, or was within twelve months prior to his termination date, an employee of the Company or (d) induce any supplier or business relation of the Company to cease doing business with the Company or otherwise interfere in the Company’s relationship with the supplier.

The Form of the Restricted Stock Unit Award Agreement - Time Based is filed as Exhibit 10.5 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the award agreement.

6. Change in Control Agreement

On November 8, 2010, the Company will enter into a Change in Control Agreement with Mr. Saligram. The agreement has an initial term that begins on November 8, 2010 and continues until December 31, 2013. Thereafter, on each January 1, it automatically renews through the second anniversary of such date unless the Company has given the notice required in the agreement.

Under the Change in Control Agreement, Mr. Saligram will receive the benefits provided under the agreement if, after the change in control (or in certain circumstances described in the agreement, prior to the change in control), his employment is terminated, unless such termination is as a result of his death, by the Company for Cause or Disability (each as defined in the Change in Control Agreement) or by Mr. Saligram for other than Good Reason (as defined in the Change in Control Agreement).

Under the Change in Control Agreement, a “change in control” would include any of the following events:

•

any “person”, as defined in the Securities Exchange Act of 1934, as amended, acquiring 25% or more of our outstanding common stock or combined voting power of our outstanding securities, unless that person acquires all such securities directly from the Company;

•	during a two-year period, a majority of our directors being replaced under certain circumstances;

•

a merger or consolidation of the Company with any other corporation (other than a merger or consolidation where a majority of the Company’s directors continue as directors of the combined entity and the outstanding voting securities of the Company immediately prior to such an event continue to represent more than 50% of the combined voting power after such event, or a merger or consolidation implementing a recapitalization approved by the Board where no person acquires 25% or more of the Company’s common stock or voting securities); and

•	approval by our stockholders to liquidate or dissolve the Company or to sell all or substantially all of the Company’s assets in certain circumstances.

The principal benefits under the Agreement upon a Qualifying Termination or Qualifying Early Termination, as defined in the Change in Control Agreement include:

•	full base salary through the termination date;

•

severance pay equal to two times the sum of (a) Mr. Saligram’s annual base salary plus (b) Mr. Saligram’s target annual incentive award for the year in which the termination occurs. This severance payment will be in lieu of any severance pay to which Mr. Saligram would be entitled under the severance pay policy for executive officers; and

•	pay for accrued but unused time off.

If Mr. Saligram’s employment is terminated by the Company for Cause or if Mr. Saligram terminates his employment for other than Good Reason, the Company will pay only his full base salary through the date of termination plus all accrued and unused time off.

In addition, the Company will maintain for up to twenty-four months all life (other than executive life), disability, and accident insurance plans and financial counseling services in which Mr. Saligram was participating immediately prior to the change in control at substantially the same cost to him. In the event that there is a delay in payment required under Section 409A, Mr. Saligram will pay the required insurance premiums for such life, disability and accident insurance during the six-month period following termination and the Company will pay Mr. Saligram 150% of such premiums.

In addition, Mr. Saligram, his spouse and dependents, will for up to 24 months be eligible to participate in Company medical and vision insurance at the employee rates. The Company will also reimburse Mr. Saligram 150% of the monthly COBRA premium for such insurance coverage.

To the extent any payment under the Employment Agreement is not exempt from Section 409A, the Change in Control Agreement is intended to comply with the provisions of Section 409A and contains provisions intended to establish the timing, form and treatment of payments to Mr. Saligram accordingly.

Third, if there is a dispute regarding the agreement, subject to certain exceptions, we will pay reasonable legal fees and expenses that Mr. Saligram incurs to enforce his rights or benefits under the agreement.

The Change in Control Agreement also includes non-solicitation and non-compete clauses that state that, beginning on the award date and ending one year after terminating employment with the Company, Mr. Saligram will not (a) commence employment or consult in North America (in the same or similar capacity as he was employed by the Company immediately prior to termination) with a Competitor, as defined in the agreement, (b) solicit any Company customer, as defined in the agreement, to make sales described in the agreement, (c) employ or solicit for employment any person who is, or was within twelve months prior to his termination date, an employee of the Company or (d) induce any supplier or business relation of the Company to cease doing business with the Company or otherwise interfere in the Company’s relationship with the supplier.

The Change in Control agreement is included in this filing as Exhibit 10.6 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

7. Nondisclosure and Fair Competition Agreement

On November 8, 2010, the Company will enter into a nondisclosure and fair competition agreement (the “NFC Agreement”) with Mr. Saligram. This Agreement requires Mr. Saligram to refrain from divulging confidential information of the Company during the course of his employment, except when such disclosure is a necessary part of the performance of Mr. Saligram’s duties and obligations for the Company, and for a period of twelve months thereafter.

The NFC Agreement also includes non-solicitation and non-compete clauses that state that, beginning on the date of the NFC Agreement and ending one year after terminating employment with the Company, Mr. Saligram will not (a) commence employment or consult in North America (in the same or similar capacity as he was employed by the Company immediately prior to termination) with a Competitor, as defined in the NFC Agreement, (b) solicit any Company customer, as defined in the NFC Agreement, to make sales described in the NFC Agreement, (c) employ or solicit for employment any person who is, or was within twelve months prior to his termination date, an employee of the Company or (d) induce any supplier or business relation of the Company to cease doing business with the Company or otherwise interfere in the Company’s relationship with the supplier.

The NFC Agreement is included in this filing as Exhibit 10.7 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the NFC Agreement.

Non-Executive Chairman of the Board

Effective November 8, 2010, the Company’s Lead Independent Director, Rakesh Gangwal, has also been elected its Non-Executive Chairman. In his role as Chairman of the Committee of Outside Directors (Lead Director), Mr. Gangwal received a committee chairman retainer of $30,000 in 2010 in addition to the standard independent director compensation. Effective November 8, 2010, Mr. Gangwal’s chairman retainer will be increased to $125,000.

Restricted Stock Unit Award

On October 13, 2010, the Executive Compensation Committee of the Board granted a performance award to Ms. Deborah A. O’Connor in the form of 14,597 time-based RSUs. The award is subject to all the terms and conditions of the OMIPP. It will vest on a pro rata basis over a three-year restriction period beginning on October 13, 2010 (the “Award Date”) with one third of the award vesting on each anniversary of the Award Date. If paid, RSUS are paid in whole shares of Company common stock, with any fractional amount paid in cash.

The award was granted on the Form of Restricted Stock Unit Award Agreement - Time Based previously filed by the Company as Exhibit 99.1 to its Current Report on Form 8-K filed on August 18, 2010. The description of the agreement set forth in Item 5.02 and the form of agreement set forth therein are incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the award agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Employment Agreement between the Company and Ravi Saligram

Exhibit 10.2	Annual Incentive Award Agreement between the Company and Ravi Saligram

Exhibit 10.3	Nonqualified Stock Option Award Agreement between the Company and Ravi Saligram

Exhibit 10.4	Nonqualified Stock Option Award Agreement between the Company and Ravi Saligram

Exhibit 10.5	Restricted Stock Unit Award Agreement – Time-Based between the Company and Ravi Saligram

Exhibit 10.6	Change in Control Letter Agreement between the Company and Ravi Saligram

Exhibit 10.7	Nondisclosure and Fair Competition Agreement between the Company and Ravi Saligram

Exhibit 99.1	OfficeMax Incorporated News Release dated October 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2010

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Employment Agreement between the Company and Ravi Saligram

Exhibit 10.2	Annual Incentive Award Agreement between the Company and Ravi Saligram

Exhibit 10.3	Nonqualified Stock Option Award Agreement between the Company and Ravi Saligram

Exhibit 10.4	Nonqualified Stock Option Award Agreement between the Company and Ravi Saligram

Exhibit 10.5	Restricted Stock Unit Award Agreement – Time Based between the Company and Ravi Saligram

Exhibit 10.6	Change in Control Letter Agreement between the Company and Ravi Saligram

Exhibit 10.7	Nondisclosure and Fair Competition Agreement between the Company and Ravi Saligram

Exhibit 99.1	OfficeMax Incorporated News Release dated October 13, 2010